UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-51728 (Commission File Number)	43-1481791 (I.R.S. Employer Identification No.)

100 Clark Street, St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)
(636) 940-6000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Pursuant to the terms of the employment agreement dated as of November 18, 2005 by and between American Railcar Industries, Inc. (the “Company”) and James J. Unger, the President and Chief Executive Officer of the Company (the “Employment Agreement”), on January 17, 2007, the Board of Directors of the Company (the “Board”) extended the term of Mr. Unger’s Employment Agreement for another year, through January 24, 2008. All other arrangements under the existing Employment Agreement will continue unchanged.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2007, the Board, pursuant to the Company’s Bylaws, voted to increase its size from seven members to nine. Also on January 16, 2007, the Board elected Harold First and Brett Icahn to fill the two newly created vacancies. In addition, Mr. First was appointed to the Board’s Audit Committee (the “Audit Committee”).
In connection with Mr. First’s appointment to the Audit Committee, Vincent Intrieri stepped down from the Audit Committee as of January 16, 2007. Mr. Intrieri continues to serve as a member of the Board.
As previously disclosed, the Company relied on a phase in exemption from Rule 10A-3, promulgated under the Securities Exchange Act of 1934, requiring all of the members of the Audit Committee to be “independent” under applicable Securities and Exchange Commission (“SEC”) rules. The Board has determined that Mr. First is “independent” under applicable SEC rules and the current listing standards of the Nasdaq Global Market applicable to members of audit committees. Therefore, after Mr. First’s appointment to the Audit Committee, as of January 16, 2007, the Audit Committee consists solely of independent directors under applicable SEC rules and the current listing standards of the Nasdaq Global Market applicable to members of audit committees. The Board has also determined that Mr. First qualifies as an “audit committee financial expert,” as defined by applicable SEC rules, and that he satisfies the financial sophistication standards of the Nasdaq Global Market.
Mr. First, age 70, has been an independent financial consultant since January 1993. Mr. First is currently a director of WestPoint International Inc., a company engaged in the home textile business, and GB Holdings Inc., both of which are subsidiaries of American Real Estate Partners, L.P., a public limited partnership controlled by Carl C. Icahn, the Company’s principal beneficial stockholder and the Chairman of the Board. From January 2006 through December 2006, Mr. First was a director of Newkirk Realty Trust, Inc., a New York Stock Exchange traded real estate investment trust. Mr. First was a director of PANACO Inc., an oil and gas drilling firm, from September 1997 to December 2003.
Mr. First is a certified public accountant and holds a B.S. from Brooklyn College.

Mr. Brett Icahn, age 27, is the son of Mr. Carl Icahn. Mr. Brett Icahn has not been, nor as of the date hereof is he expected to be, named to any committees of the Board. In 2001, Mr. Brett Icahn founded Myelin Media, an interactive software publishing company. Since June 2004, Mr. Brett Icahn has been an investment analyst for Icahn Partners LP and Icahn Partners Master Fund LP, each a private investment fund controlled by Mr. Carl Icahn. In addition, Mr. Brett Icahn is also the Vice President of Modal LLC, a company wholly owned and controlled by Mr. Carl Icahn and through which Mr. Carl Icahn beneficially owns shares in the Company. Mr. Brett Icahn received a B.A. from Princeton University.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2007	AMERICAN RAILCAR INDUSTRIES, INC.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Senior Vice President, Chief Financial Officer and Treasurer